Exhibit 99.2

FPIC INSURANCE GROUP, INC.
ANNOUNCES ADDITION OF 500,000 SHARES
TO STOCK REPURCHASE PROGRAM

JACKSONVILLE, Fla. (Business Wire) - August 8, 2006 - FPIC Insurance Group, Inc. (“FPIC”) (Nasdaq: FPIC) announced that its board of directors recently authorized the repurchase of up to an additional 500,000 shares of FPIC’s common stock through 2008 under FPIC's stock repurchase program in the open market upon such terms and conditions as its officers deem appropriate. This is in addition to the remaining 44,732 shares authorized for repurchase through 2007 under the program.

Corporate Profile
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers and a provider of insurance management services to other medical professional liability insurance carriers.

Contact Information
FPIC Insurance Group, Inc.
Jacksonville, Florida
Investor Relations, Peggy Parks, 904-360-3605

For all your investor needs, FPIC is on the Internet at http://www.fpic.com.
You can also e-mail us at ir@fpic.com.